UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2013

Medley Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)

1-35040 (Commission File Number)	27-4576073 (I.R.S. Employer Identification No.)

375 Park Avenue, 33rd Floor

New York, NY 10152

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

As disclosed in our previously filed current reports on Form 8-K, Medley Capital Corporation (the “Company”) reconvened its 2013 annual meeting of stockholders (the “Annual Meeting”) on April 4, 2013, which was previously adjourned to permit additional time to solicit stockholder votes for Proposal III, as described in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on January 14, 2013. At the reconvened Annual Meeting, the Company’s stockholders approved Proposal III. As of January 14, 2013, the record date, there were 28,662,049 shares of common stock outstanding and entitled to vote. A summary of the matter voted upon by the stockholders is set forth below.

Proposal III. The Company’s stockholders approved the authorization for the Company to sell shares of its common stock, not exceeding 25% of its then outstanding common stock, at a price below, but no more than 20% below, its then current net asset value per share in one or more offerings, subject to certain additional conditions.

All Stockholders	For	Against	Abstain	Broker Non-Votes

	14,504,517	1,670,667	193,721	6,358,672

All Stockholders Excluding Affiliates	For	Against	Abstain	Broker Non-Votes

	14,270,280	1,670,667	193,721	6,338,648

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2013	MEDLEY CAPITAL CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer